UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Carlyle Credit Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Broadridge Financial Solutions 51 Mercedes Way Edgewood, New York 11717 E-mail: xxxxx@broadridge.com Client Name: Date: Client Number: Phone Number: Contact: CUSIP: Meeting Date: 10/27/2026 Issuer Name: CARLYLE CREDIT SOLUTIONS, INC. Record Date: 9/22/2026 Control Number*: Account Number: Shares to be Voted: PROPOSAL VOTE—Indicate the share amount in the appropriate boxes (round off to the nearest whole figure). Reference Issuer’s proxy material for proper vote instructions Proposal For Against Abstain 1 Vote in proportion to the resulting vote I. The sole proposal is to approve the reorganization of Carlyle Credit Solutions, Inc. with and into New Carlyle Credit Solutions pursuant to the agreement and plan of reorganization. By signing below you agree that your shares will be voted in proportion to voting result for the proposal. *The control number details supersedes any information provided on the form.(i.e:CUSIP/Class, Client name/# and acct #) Authorizing Signature Date: Vote will be processed as indicated on the form.Split Vote Instruction Form